LIST OF SUBSIDIARIES

The following table sets forth all directly and indirectly owned subsidiaries of OMI and the jurisdiction of incorporation or organization of each subsidiary:

                                              JURISDICTION OF
                                              INCORPORATION OR    PERCENT
COMPANY                                       ORGANIZATION        OWNED
------------------------------------------    -----------------   -------
Argus Port and Lightering Services Ltd. ..     Liberia.........    100%
Colorado Shipping Ltd. ...................     Liberia.........    100%
Darien Shipping Ltd. .....................     Liberia.........    100%
Elbe Shipping LLC ........................     Delaware........    100%
Harlink Corp .............................     Delaware .......    100%
Isere Shipping LLC .......................     Marshall Islands    100%
Limar Shipping Ltd. ......................     Liberia.........    100%
Loire Transport, Inc .....................     Liberia.........    100%
Mackenzie Navigation Co. Pte. Ltd. .......     Singapore.......    100%
Mendala II Transport, Inc. ...............     Liberia.........    100%
Mendala III Transport, Inc. ..............     Liberia.........    100%
Mosaic Alliance Corp .....................     Liberia.........    100%
Navassure Ltd. ...........................     Bermuda.........    100%
Nile Transport, Inc. .....................     Liberia ........    100%
Nuelink Corp .............................     Delaware........    100%
Ogden Marine T-5, Inc. ...................     Delaware........    100%
OMI Avon Transport, Inc. .................     Liberia.........    100%
OMI Challenger Transport, Inc. ...........     Delaware........    100%
OMI Corporation ..........................     Marshall Islands    100%
OMI Courier Transport, Inc. ..............     New York........    100%
OMI-Heidmar Shipping LLC .................     Marshall Islands     50%
OMI Investments, Inc. ....................     Delaware........    100%


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                              LIST OF SUBSIDIARIES

                                              JURISDICTION OF
                                              INCORPORATION OR    PERCENT
COMPANY                                       ORGANIZATION        OWNED
------------------------------------------    -----------------   --------
OMI Offshore Marine Services Inc. ........     Delaware........    100%
OMIP, Inc. ...............................     Delaware........    100%
OMI Patriot Transport, Inc. ..............     Delaware........    100%
OMI Petrolink Corp........................     Delaware........    100%
OMI Promise Transport, Inc. ..............     Liberia.........    100%
OMI Rover Transport, Inc. ................     Delaware........    100%
OMI Ship Management, Inc. ................     Delaware........    100%
OMI State, Inc. ..........................     Washington......    100%
OMI Trent Transport, Inc. ................     Liberia.........    100%
OMI (U.K.) Ltd. ..........................     Liberia.........    100%
Pecos Shipping Ltd. ......................     Liberia.........    100%
Rio Grande Transport, Inc. ...............     Liberia.........    100%
Roanoke Shipping Ltd. ....................     Liberia.........    100%
Sabine Shipping Ltd. .....................     Liberia.........    100%
Sacramento Shipping Ltd. .................     Liberia.........    100%
Saugatuck Shipping Ltd. ..................     Liberia.........    100%
Saybrook Shipping Ltd. ...................     Liberia.........    100%
Seine Shipping LLC .......................     Marshall Islands    100%
Shannon Shipping LLC .....................     Delaware........    100%
Sokolica Transport, Inc. .................     Liberia.........    100%
Soyang Shipping LLC ......................     Marshall Islands    100%
Tulsa Navigation Co. Pte. Ltd. ...........     Singapore.......    100%
UBC Chartering Ltd. ......................     Liberia.........    100%


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                              LIST OF SUBSIDIARIES

                                              JURISDICTION OF
                                              INCORPORATION OR    PERCENT
COMPANY                                       ORGANIZATION        OWNED
-----------------------------------------     ----------------    -------
Universal Bulk Carriers, Inc. ...........     Liberia.........    100%
Volga Transport, Inc. ...................     Liberia.........    100%
Wilomi, Inc. ............................     Liberia.........    100%

Geraldton Navigation Company Inc. .......     Panama..........     49.9%

Amazon Transport, Inc. ..................     Liberia.........     49%
White Sea Holdings Ltd. .................     Liberia.........     49%



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